SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

Bausch Health Companies Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2024, the Board of Directors (the “Board”) of Bausch Health Companies Inc. (the “Company”) appointed Jean-Jacques Charhon as the Company’s Executive Vice President and Chief Financial Officer, effective as of August 19, 2024. John S. Barresi, who has served as the Company’s interim Chief Financial Officer since October 2023, will no longer act in this capacity and will continue in his role as Senior Vice President, Controller and Chief Accounting Officer.

Prior to joining the Company, Mr. Charhon, age 59, served as Executive Vice President and Chief Financial Officer at Signant Health from April 2021 through August 2024. Prior to his service with Signant Health, he served as Executive Vice President and Chief Financial Officer for Laureate Education from January 2018 through April 2021. Prior to his service with Laureate Education, Mr. Charhon held financial leadership roles with public and private companies such as General Electric, Hewlett Packard, Novartis and Purdue Pharma. Mr. Charhon graduated from the Universite Libre de Bruxelles – Solvay Business School in 1988 with a master’s degree in business administration.

In connection with Mr. Charhon’s appointment, on July 15, 2024, the Company entered into an employment agreement with Mr. Charhon (the “Employment Agreement”), which provides for an initial three-year term of employment that automatically renews for successive one-year periods, unless either the Company or Mr. Charhon provides earlier timely notice not to renew the employment term. Under the Employment Agreement, Mr. Charhon will receive an annual base salary of $700,000, will be eligible to receive an annual cash bonus with a target value of 60% of his base salary (the “Target Bonus”) and, for 2025, will be eligible to receive annual equity grants with a targeted aggregate grant date value of approximately $3,000,000 (delivered in a mix of awards consistent with those provided to similarly situated executives of the Company). In consideration for the compensation Mr. Charhon will forfeit by leaving his current employer, Mr. Charhon will also receive a one-time sign-on cash bonus of $300,000 payable within 30 days of his start date (the “Sign-On Bonus”) and a one-time sign-on equity grant with an aggregate grant date fair value of $3,500,000 to be delivered 50% in the form of time-based restricted stock units (“Sign-on RSUs”) and 50% in the form of performance-based restricted stock units, each granted under the Company’s 2014 Omnibus Incentive Plan (as amended and restated, effective as of May 14, 2024). If Mr. Charhon voluntarily resigns without “good reason” or is terminated for “cause” (as each such term is defined in the Employment Agreement), at any time within the first two years of the commencement of his employment, Mr. Charhon will be required to repay the after-tax amount of the Sign-On Bonus to the Company. In the event Mr. Charhon’s employment is terminated by the Company without “cause” or Mr. Charhon resigns for “good reason” (each as defined in the Employment Agreement) during the term of his Employment Agreement, then Mr. Charhon will be entitled to receive (i) a lump sum cash severance payment equal to 1x (or (A) 1.5x if the termination occurs on or before December 31, 2024 or (B) 2x if the termination occurs in contemplation of a “change in control” or within 12 months thereafter) the sum of his (x) annual base salary and (y) Target Bonus, (ii) payment of a pro-rata annual cash bonus for the year of termination, subject to actual achievement of the performance goals (or pro-rata Target Bonus for the year of termination if such termination occurs in contemplation of a “change in control” or within 12 months thereafter), (iii) acceleration of the unvested portion of the Sign-On RSUs and (iv) COBRA continuation benefits through the first anniversary of his termination date (or the 18-month anniversary of his termination date if such termination occurs (x) on or before December 31, 2024 or (y) in contemplation of a “change in control” or within 12 months thereafter). The payment of any such severance is subject to Mr. Charhon’s execution and non-revocation of a release of claims. In addition, pursuant to the Employment Agreement, Mr. Charhon is subject to non-compete, non-solicit, non-disparagement and confidentiality restrictions.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal period ending September 30, 2024.

There is no family relationship between Mr. Charhon and any other executive officer or director of the Company, and there is no arrangement or understanding with any other person under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Charhon has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In recognition of Mr. Barresi’s ongoing critical role to the Company’s continued success, the Talent and Compensation Committee of the Board (the “Committee”) granted Mr. Barresi a one-time long-term retention award of $350,000 to be delivered in the form of time-based restricted stock units (the “Retention RSU Grant”), effective as of July 18, 2024. The Retention RSU Grant will generally vest in 1/3 installments on each of the first three anniversaries of the grant date based on his continuous employment with the Company (except the Retention RSU Grant will fully vest earlier upon Mr. Barresi’s termination of employment due to death or disability and will vest on a pro-rata basis upon Mr. Barresi's involuntary termination by the Company without “cause”). The Committee also determined that the enhanced severance set forth in Mr. Barresi’s offer letter dated as of September 26, 2023 (the “Offer Letter”) would remain in effect through December 31, 2025 (rather than December 31, 2024, as set forth in the Offer Letter). In addition, the bi-weekly $5,000 stipend set forth in the Offer Letter is being extended until September 30, 2024. All other terms set forth in the Offer Letter remain the same.

Item 7.01.  Regulation FD Disclosure.

On July 19, 2024, the Company issued a press release announcing the appointment of Mr. Charhon which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release by Bausch Health Companies Inc., dated July 19, 2024
101.SCH*	XBRL Taxonomy Extension Schema Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

_____________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Seana Carson
Name:	Seana Carson
Title:	Executive Vice President, General Counsel

Date:  July 19, 2024